PRICING SUPPLEMENT NO. 38                                       Rule 424(b)(3)
DATED:  January 6, 2000                                     File No. 333-83049
(To Prospectus dated August 9, 1999 and
Prospectus Supplement dated August 9, 1999)


                                 $7,878,183,000
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B


Principal Amount: $25,000,000    Floating Rate Notes [x]   Book Entry Notes [x]

Original Issue Date: 1/11/2000   Fixed Rate Notes [ ]     Certificated Notes [ ]

Maturity Date: 1/11/2001         CUSIP#: 073928ME0

Option to Extend Maturity:       No    [x]
                                 Yes   [ ]  Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------          --------             -------            --------

        N/A                  N/A                 N/A                 N/A

Applicable Only to Fixed Rate Notes:
------------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:

Interest Rate Basis:                     Maximum Interest Rate:  N/A

[ ]  Commercial Paper Rate               Minimum Interest Rate:  N/A

[ ]  Federal Funds Rate                  Interest Reset Date(s):  Daily*

[ ]  Treasury Rate                       Interest Reset Period:   Daily*

[ ]  LIBOR Reuters                       Interest Payment Date(s):  **

[x]   LIBOR Telerate

[ ]  Prime Rate

[ ]  CMT Rate

Initial Interest Rate: 6.03%             Interest Payment Period:  Quarterly

Index Maturity:  Three Months

Spread (plus or minus):  0.0%

*   Up to and including the Business Day immediately preceding Maturity.

**  On 4/11/2000, 7/11/2000, 10/11/2000, and 1/11/2001.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.